STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, dated September __, 2004, between GENERAL COMPONENTS, INC., a Nevada corporation having its business address at ______________ (the "Company"), SIMON MU, an individual and the controlling shareholder of the Company having an address at _______________________ ("Mu"), and Huntleigh Investment Fund Limited, a St. Lucia company having its business address at c/o Zetland Administration Limited, 13/F Silver Fortune Plaza, 1 Wellington Street, Hong Kong (the "Purchaser").

                                   ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

      1.01 The Shares. On the date hereof, the Purchaser agrees to purchase shares of Common Stock of the Company in the principal amount of $2,000,000 (the "Funds"). The Company has authorized the issuance and sale of such number of shares of its Common Stock, $.001 par value (such shares being referred to as the "Shares"), as shall be issued at a purchase price per share equal to the average of the closing sale price for the 10 trading days prior to the issuance of the stock certificate(s) evidencing the purchase of such shares. Notwithstanding the foregoing, under no circumstances shall the Purchaser acquire more than 20% of the shares of Common Stock outstanding of the Company immediately subsequent to the share exchange pursuant to the Exchange Agreement (as defined herein) or the issuance of the Shares (assuming full conversion of any preferred stock of the Company outstanding at such time) subject to the terms and conditions hereof.

      1.02 Purchase Price and Closing. The Company agrees to issue, and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares set forth in Section 1.01. The closing of the purchase and sale of the Shares to be acquired by the Purchaser from the Company under this Agreement shall take place at the location specified by the Purchaser at 10:00 a.m., New York City time, simultaneous with the closing of that certain Share Exchange Agreement dated ____, 2004 by and among the Company, General Components, Inc., a Cayman Islands company ("GCI Cayman") and certain shareholders of GCI Cayman (the "Exchange Agreement"), or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing"). At the Closing, the Purchaser will make a payment of $1,750,000 of the Funds, directly, by wire transfer or will cause Loeb & Loeb, as escrow agent, to deliver a wire transfer of the Funds to the account of the Company. Subsequent to the Closing and pursuant to the Company's having the requisite number of authorized shares to issue to the Purchaser, the Company will issue a stock certificate evidencing the purchase by the Purchaser of Common Stock of the Company and the Purchaser will advance to the Company the remaining $250,000 of the Funds, directly, by wire transfer or will cause Loeb & Loeb, as escrow agent, to deliver a wire transfer of the Funds to the account of the Company.

      1.03 Use of Proceeds. The Company shall use the cash proceeds from the sale of the Shares in the manner set forth on Exhibit 1.03; provided that, the Company may vary allocations a total of 10% across all categories.

      1.04 Representations by the Purchaser. Purchaser makes the following representations and warranties to the Company:
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            (i) Purchaser is a company duly incorporated and validly existing under the laws of St. Lucia and has all requisite corporate power and authority to conduct its business in the manner in which it is presently being conducted. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby. The execution delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Boards of Directors of Purchaser and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transaction contemplated hereby. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes, the valid and legally binding obligations of the Purchaser, enforceable against Purchaser in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies, whether in a proceeding at law or in equity (the "Bankruptcy Exception").

            (ii) The Purchaser, in making the decision to purchase the Shares, has relied upon independent investigations made by it. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

            (iii) The Purchaser has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded with an opportunity to ask questions of and receive answers concerning information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the Purchaser has been able to make the Purchaser's decision to purchase the Shares.

            (iv) The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

            (v) The Purchaser understands that the Shares are being and will be sold in reliance on an exemption from the registration requirements of federal and state securities laws under Regulation S and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to purchase the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the Purchaser will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the Closing.

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            (vi) The Purchaser is not a U.S. person.

            (vii) All offers and sales of the Shares prior to the expiration of the Distribution Compliance Period, as defined in Rule 902 promulgated under the Securities Act shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration the Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act, and all offers and sales made after the Distribution Compliance Period shall be made only pursuant to such a registration or such exemption from registration.

            (viii) In the view of the Commission, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. The Purchaser is acquiring the Shares for investment purposes and has no present intention to sell the Shares in the United States to a U.S. Person or for the account or benefit of a U.S. Person.

            (ix) The purchaser agrees that the certificates representing the Shares shall contain a legend to the following effect.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT
         (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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            (x) Opinion. The Purchaser will not transfer any or all of the
Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of Purchaser's Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

            (xi) Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents.

                                   ARTICLE II

                       CONDITIONS TO PURCHASER OBLIGATIONS

      The obligation of Purchaser to purchase and pay for the Shares to be purchased by it at the Closing, is subject to the following conditions:

      2.01 Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct on the date of the Closing as if made on the date of the Closing and, as of the Closing Purchaser shall, in its sole discretion, be satisfied with the results of its due diligence review of the Company and GCI Cayman.

      2.02 Documentation at Closing. The Purchaser shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Purchaser and its counsel, if any, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with each Closing:

            (a) Copies of (1) the Articles of Incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; (2) the resolutions of the Board of Directors providing for the approval of this Agreement, the issuance of the Shares, and all other agreements or matters contemplated hereby or executed in connection herewith; and (3) the By-laws of the Company, all of which shall have been certified by the Secretary of the Company, as of the date of each such Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Shares.

            (b) The Exchange Agreement shall be consummated in accordance with its terms without amendment or other change and all conditions thereto have been waived.

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

            (c) The Company shall have delivered the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

            (d) A certificate of the President of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all obligations and covenants in this Agreement required to be performed prior to or at the Closing have been performed as of the time of Closing.

            (e) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Shares and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Shares shall have been made or taken.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as follows:

      All of the representations and warranties of the Company set forth in
Article VI of the Exchange Agreement are true and correct and are, together with the Schedules thereto, incorporated herein by reference in their entirety as if made herein.

      3.01 Authorization. The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the stockholders of the Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than customary filings with the Commission for transactions of the type contemplated by this Agreement.

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

      3.02 No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d) above, for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

      3.03 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy Exception.

      3.04 Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 1.04, the issuance of the Shares pursuant to this Agreement are (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

      3.05 Capitalization and Related Matters.

            (a) Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of the Company's Common Stock, of which 5,000,000 shares are issued and outstanding. All issued and outstanding shares of the Company's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as disclosed in Schedule 3.07(a), there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of Company's Common Stock described in this Section 3.07 have been in compliance with U.S. federal and state securities laws.

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

            (b) No Redemption Requirements. Except as set forth in Schedule 3.07(b), there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

            (c) Duly Authorized. The issuance of the Shares has been duly authorized and, upon delivery to the Purchaser of a certificate or certificates therefor in accordance with the terms of this Agreement, the Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Purchaser and restrictions on transfer imposed by this Agreement and the Securities Act.

      3.06 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such Proceeding has been threatened.

      3.07 Disclosure. Neither the Transaction Documents, the GCI Cayman Financial Statements, nor any other agreement, document, certificate, statement, whether oral or written, furnished to any of the Purchaser or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company's executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as follows:

      4.01 Organizational Documents. True, correct and complete copies of the Organizational Documents of each of the Subsidiaries have been delivered to the Purchaser prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. None of the Subsidiaries is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

      4.02 No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any of the Subsidiaries; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any of the Subsidiaries is a party or by which the properties or assets of any of the Subsidiaries are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which any of the Subsidiaries, or any of the properties or assets owned or used by any of the Subsidiaries, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by any of the Subsidiaries or that otherwise relate to the business of, or any of the properties or assets owned or used by, any of the Subsidiaries,

      4.03 except, in the case of clause (b), (c), or (d) above, for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

      4.04 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy Exception.

      4.05 Subsidiaries. The capitalization of each Subsidiary of the Company is as set forth on Schedule 4.04(d). The issued and outstanding shares of capital stock of each Company Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such Company Subsidiary. The Company owns and has good, valid and marketable title to, all shares of capital stock of such Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of the Subsidiaries. None of the outstanding shares of capital stock of any of the Company Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

      4.06 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of each of the Subsidiaries have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, no Company Subsidiary has received notice of any violation (or any proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Subsidiaries and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, no Company Subsidiary is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to any of the Subsidiaries that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

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      4.07 No Brokers or Finders. Except as disclosed in Schedule 4.06, no
Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any of the Subsidiaries for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

      4.08 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.07, no Company Subsidiary has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company and each of its Subsidiaries) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the GCI Cayman Financial Statements. Except as set forth on Schedule 4.07, no Company Subsidiary has incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2003.

      4.09 Changes. Except as set forth on Schedule 4.08, no Company Subsidiary has, since December 31, 2003:

            (a) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Exchange Agreement.

            (b) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

            (c) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

            (d) Liens. Created or permitted to exist any Lien on any material property or asset of any of the Subsidiaries, other than Permitted Liens;

            (e) Capital Stock. Except as contemplated by the Exchange Agreement, issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

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            (f) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

            (g) Material Subsidiary Contracts. Terminated or modified any Material Subsidiary Contract, except for termination upon expiration in accordance with the terms thereof;

            (h) Claims. Released, waived or cancelled any claims or rights relating to or affecting any of the Subsidiaries in excess of $50,000 in the aggregate or instituted or settled any Proceeding involving in excess of $50,000 in the aggregate;

            (i) Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $50,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

            (j) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $50,000 in the aggregate, other than professional fees;

            (k) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

            (l) Acquisitions. Except as contemplated by the Exchange Agreement, acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

            (m) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

            (n) Agreements. Except as set forth on Schedule 4.08(n), entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      4.10 Material Subsidiary Contracts.

            (a) The Company has made available to the Purchaser, prior to the date of this Agreement, true, correct and complete copies of each written Material Subsidiary Contract, including each amendment, supplement and modification thereto.

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            (b) No Defaults. Each Material Subsidiary Contract is a valid and binding agreement of the Subsidiary that is the party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, no Company Subsidiary is in breach or default of any Material Subsidiary Contract to which it is a party and, to the knowledge of the Company, no other party to any Material Subsidiary Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Subsidiary Contract or (b) permit any of the Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Subsidiary Contract. None of the Subsidiaries has received notice of the pending or threatened cancellation, revocation or termination of any Material Subsidiary Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Subsidiary Contract.

      4.11 Employees.

            (a) Except as would not have a Material Adverse Effect, each of the Subsidiaries is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of benefits and other taxes, occupational safety and health and plant closing. None of the Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

            (b) No director, officer or employee of any of the Subsidiaries is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of any of the Subsidiaries or
(b) the ability of any of the Subsidiaries to conduct its business. Except as set forth on Schedule 4.10(b), each employee of each of the Subsidiaries is employed on an at-will basis and no Company Subsidiary has any contract with any of its employees which would interfere with such Subsidiaries' ability to discharge its employees.

      4.12 Tax Returns. Each of the Subsidiaries has filed all material Tax Returns required to be filed by or on behalf of each of the Subsidiaries and have paid all material Taxes of each of the Subsidiaries required to have been paid (whether or not reflected on any Tax Return). Except as set forth on
Schedule 4.11, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to any of the Subsidiaries that such Subsidiary is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on any of the Subsidiaries' property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to any of the Subsidiaries for any period (or portion of a period) that would affect any period after the date hereof.

      4.13 Material Assets. The financial statements of the Subsidiaries set forth in the GCI Cayman Financial Statements reflect the material properties and assets (real and personal) owned or leased by each of the Subsidiaries.

      4.14 Litigation; Orders. Except as set forth on Schedule 4.13, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting any of the Subsidiaries or the Subsidiaries' properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such Proceeding. None of the Subsidiaries is subject to any Orders.

      4.15 Licenses. Except as would not have a Material Adverse Effect, each of the Subsidiaries possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for each of the Subsidiaries to engage in its business as currently conducted or as proposed to be conducted and to permit each of the Subsidiaries to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Subsidiary Permits"). None of the Subsidiaries has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for each of the Subsidiaries to engage in its business as currently conducted and to permit the Subsidiaries to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Subsidiary Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Subsidiary Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Subsidiary Permit. None of the Subsidiaries has received notice from any Governmental Authority or any other Person regarding: (x) any actual, alleged, possible or potential contravention of any Subsidiary Permit; or (y) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Subsidiary Permit. All applications required to have been filed for the renewal of such Subsidiary Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Subsidiary Permits have been duly made on a timely basis with the appropriate Persons. All Subsidiary Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

      4.16 Interested Party Transactions. Except as disclosed in Schedule 4.15, no officer, director or stockholder of any of the Subsidiaries or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission promulgated under the Securities Act) of any such Person, has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by any of the Subsidiaries, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any of the Subsidiaries any goods or services; or (b) a beneficial interest in any contract or agreement to which any of the Subsidiaries is a party or by which it may be bound or affected.

      4.17 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each of the Subsidiaries owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each of the Subsidiaries as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      4.18 Financial Statements. The GCI Cayman Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of GCI Cayman as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Company has, and has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the GCI Financial Statements. Except as set forth in
Schedule 4.17, since December 31, 2003, (i) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Subsidiaries; (ii) neither the business, financial condition, operations, prospects or affairs of the Subsidiaries nor any of their respective properties or assets, including without limitation, its Intellectual Property Rights, have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) neither of the Subsidiaries has entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased or declared any distribution on, any of its capital stock.

      4.19 Stock Option Plans; Employee Benefits.

            (a) Except as set forth in Schedule 4.18, no Subsidiary maintains any stock option or other plans providing for the grant by the Company or such Subsidiary of stock options to directors, officers, employees or other Persons.

            (b) Except as set forth in Schedule 4.18, none of the Subsidiaries has any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to the Subsidiaries.

            (c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Subsidiaries, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from any Subsidiary, (ii) any increase in the amount of compensation or benefits payable to any such individual or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of any Subsidiary provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of any Subsidiary.

      4.20 Environmental and Safety Matters. Except as set forth on Schedule
4.19 and except as would not have a Material Adverse Effect:

            (a) Each of the Subsidiaries has at all times been and is in compliance with all Environmental Laws applicable to any of the Subsidiaries.

            (b) There are no Proceedings pending or threatened against any of the Subsidiaries alleging the violation of any Environmental Law or Environmental Permit applicable to any of the Subsidiaries or alleging that any Subsidiary is a potentially responsible party for any environmental site contamination.

            (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any of the Subsidiaries.

      4.21 Money Laundering Laws. The operations of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

      4.22 Certain Agreements of Officers and Employees.

            (a) No officer, employee or consultant of any of the Subsidiaries is, or, to the Company's knowledge, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by any Subsidiary because of the nature of the business conducted or to be conducted by any Subsidiary or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or engagement of the Subsidiaries' officers, employees or consultants does not subject the Subsidiaries or the Company to any liability with respect to any of the foregoing matters.

            (b) No officer, consultant or employee of any of the Subsidiaries whose termination, either individually or in the aggregate, could have a Material Adverse Effect on any of the Subsidiaries, has terminated since the date hereof; or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with any Subsidiary, nor has any such person been, or been proposed to be terminated by any Subsidiary.

      4.23 Compliance with Other Instruments. Each of the Subsidiaries is in compliance in all respects with the terms and provisions of this Agreement and of its Articles of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. Each of the Subsidiaries is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of; create a conflict with, trigger any "change of control" or other right of any Person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

      4.24 Title to Assets; Patents. (a) Each of the Subsidiaries has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the GCI Financial Statements or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges. liens, security interests or other encumbrances. Each of the Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

            (a) Each of the Subsidiaries owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed by the Subsidiaries to be operated and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property rights of others. Except as set forth on Schedule 4.23, no claim is pending or threatened against the Subsidiaries and/or their officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Subsidiaries, or which the Subsidiaries otherwise have the right to use, is invalid or unenforceable by the Subsidiaries. The Subsidiaries have no obligation to compensate any Person for the use of any such Intellectual Property Rights and none of the Subsidiaries has granted any Person any license or other right to use any of the Intellectual Property Rights of any Subsidiary, whether requiring payment of royalties or not.

            (b) Each of the Subsidiaries has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Subsidiaries involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed a nondisclosure and assignment of inventions agreements sufficient, to the extent permitted by law, to protect the confidentiality and value of the Subsidiaries' Intellectual Property Rights and to vest in the Subsidiaries exclusive ownership of such Intellectual Property Rights. All trade secrets and other confidential information of Subsidiaries are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Subsidiaries or otherwise to the detriment of the Subsidiaries. To the best of the Company's knowledge, no employee or consultant of the Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Subsidiaries. Except as set forth on Schedule 4.23(b), a Subsidiary is and will be the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company or such Subsidiary, and such Intellectual Property Rights are valid and in full force and effect. Except as set forth on Schedule 4.23, none of the Subsidiaries, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge there are no claims that the Subsidiaries' Intellectual Property Rights or the use or ownership thereof by the Subsidiaries infringes, violates or conflicts with any such right of any third party. Except as set forth on Schedule 4.23(b), no university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by any Subsidiary has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights purported to be owned by the Subsidiaries.

      4.25 Assumptions or Guaranties of Indebtedness of Other Persons. None of the Subsidiaries has assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as set forth in Schedule 4.24.

      4.26 Investments in Other Persons. Except as set forth in Schedule 4.25, none of the Subsidiaries has made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $10,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor has or does any Subsidiary own any capital stock, assets comprising the business of; obligations of; or any interest in, any Person.

      4.27 Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon any of the Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by any of the Subsidiaries or their respective agents.

      4.28 Disclosure. There is no fact within the knowledge of the Company relating to the Subsidiaries has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now reasonably foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Subsidiaries.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

      5.01 Operations. From and after the date hereof through the Closing the Company will operate only in the ordinary course of business and in addition thereto, and not in limitation thereof; will not and will not permit or suffer any Subsidiary to: (i) voluntarily incur any obligation; (ii) declare, authorize or become obligated to make (or express any intention to make) any distribution, dividend, increase in compensation or bonus to any Person; (iii) enter into a binding contract or arrangement; (iv) incur any Indebtedness; (v) engage in a transaction with any Affiliate; (vi) issue or redeem any debt or equity securities; (vii) grant any lien or encumbrance; (viii) amend any of its agreements, contracts, articles of incorporation or by-laws; (ix) sell any assets; or (x) agree to do any of the foregoing.

      5.02 Inspection. The Company shall permit authorized representatives of the Purchaser to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

                                   ARTICLE VI

                                  FIRST REFUSAL

      6.01 Right of First Refusal. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (unless, in the case of an agreement, obligation, reservation or setting aside, the same is expressly subject to the rights of the Purchaser under the provisions of this Article VI), any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of any series of the Company's class of preferred stock (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchaser (in each case, the "Offer") (which price and terms shall, unless otherwise consented to by the Purchaser in writing, be a price and on terms of a bona fide third party offer obtained by the Company), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from the transmission of the Offer by the Company.

      6.02 Notice of Acceptance. Notice of each Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing, signed by such Purchaser and delivered to the Company prior to the end of the 20-day period of such Offer, setting forth the amount of such Securities that the Purchaser elects to purchase (the "Notice of Acceptance").

      6.03 Conditions to Acceptances and Purchase.

            (a) Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given in respect of all the Offered Securities, the Company shall have one hundred thirty five (135) days from the end of said 20-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the "Refused Securities") to the Person or Persons specified in the Offer, but only for an amount and kind (or the cash equivalent thereof)of consideration and otherwise in all respects upon the terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company (as determined in good faith by the Board of Directors) than those set forth in the Offer.

            (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then the Purchaser may reduce the number of shares or other shares of the Offered Securities specified in its Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchaser in accordance with Section 6.01.

            (c) Closing. At the closing of the sale to such other Person or Persons of all or less than all the Refused Securities, which closing shall include payment of the purchase price therefor as set forth in Section 1.02 hereof, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchaser have so elected, upon the terms and conditions specified in the Offer, including, without limitation, payment in full for such Offered Securities. The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Securities in form and substance as offered to the purchaser or proposed purchaser of the Offered Securities who are not the Purchaser.

      6.04 Further Sale. In each case, any Offered Securities not purchased by the Purchaser or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchaser under the procedures specified in Section 6.01, 6.02 and 6.03.

      6.05 Exceptions. The rights of the Purchaser under this Article VIII shall not apply to:

            (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

            (ii) the Shares or the shares of Common Stock to be issued pursuant to the Exchange Agreement;

            (iii) securities described in clause (i) through (v) of Section 6.01 which are to be issued as all or part of the consideration in a business combination involving the acquisition by the Company of all or part of the stock (or other equity interest), business or assets of another Person.


                                  ARTICLE VII

                            INDEMNIFICATION; REMEDIES

      7.01 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire six months from the date hereof (the "Survival Period").

      7.02 Indemnification by the Company. From and after the Closing until (1) the expiration of the Survival Period, or (2) with respect to a specific claim made by the Purchaser against the Company prior to the expiration of the Survival Period, until a court of competent jurisdiction renders a final unappealable decision (or appeals of a decision are not taken within the time period permitted for filing same) (the "Claims Period"), the Company shall indemnify and hold harmless the Purchaser from and against any liabilities, loss, claims, damages (excluding consequential, punitive and other similar damages), fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising, directly or indirectly, from or in connection with:

            (i) any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;

            (ii) any breach by the Company of any covenant or obligation of the Company in this Agreement required to be performed by the Company on or prior to Closing; or

      The amount of any and all Damages suffered by a Purchaser shall be recovered by the issuance to the Purchaser of a specified number of additional shares of Company Common Stock (the "Additional Shares"), the amount of which shall be determined in accordance with Section 7.03 below.

      7.03 Issuance of Additional Shares. The number of Additional Shares to be issued to the Purchaser pursuant to Section 7.02 shall be equal to the aggregate amount of the Damages suffered by the Purchaser, divided by the market value of the Company Common Stock to be calculated using the average of the closing bid price as quoted on the Over the Counter Bulletin Board (or such other public trading market on which the Company's Common Stock may be trading at such time) for the thirty (30) trading days immediately prior to the date that such amount of Damages is determined by a court of competent jurisdiction or pursuant to a binding settlement agreement among the Company and the Purchaser (the "Market Value").

      7.04 Limitations on Amount. The Purchaser shall not be entitled to indemnification pursuant to Section 7.02, unless and until the aggregate amount of Damages to the Purchaser with respect to such matters under Section 7.02 exceeds $100,000, at which time, subject to the following cap on the maximum number of Additional Shares to be issued to the Purchaser, the Purchaser shall be entitled to indemnification for the total amount of such Damages in excess of $100,000. The aggregate number of Additional Shares to be issued to the Purchaser shall not exceed the lesser of (i) such number of Additional Shares based on the Market Value equal to $8,000,000 or (ii) such number of Additional Shares that when issued would decrease the percentage of securities of the Company held by the Company's Shareholders, whether in shares of Common Stock or on shares acquired on an as-converted basis, to less than 51% of the aggregate capitalization of the Company.

      7.05 Determining Damages. Materiality qualifications to the representations and warranties of the Company shall be taken into account in determining the amount of Damages occasioned by a breach of any such representation or warranty for purposes of determining the whether the baskets set forth in 7.04 have been met.

                                  ARTICLE VIII

                                    GLOSSARY

      8.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Shares" shall have the meaning assigned to that term in
Section 7.02(b).

            "Affiliate" of any person shall mean a Person controlling, controlled by or under common control with, any such Person.

            "Agreement" means this Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

            "Board of Directors" or "Board" means the board of directors of the Company as constituted from time to time.

            "Claims Period" shall have the meaning assigned to that term in
Section 7.02.

            "Closing" shall have the meaning assigned to that term in Section 1.02.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Common Stock" includes (a) the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and/or its Subsidiaries consolidated in accordance with GAAP consistently applied throughout reporting periods.

            "Damages" shall have the meaning assigned to that term in Section 7.02.

            "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

            "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

            "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

            "GCI Cayman Financial Statements" mean _________________________.

            "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

            "Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii)all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) all obligations under leases required to be capitalized in accordance with GAAP.

            "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

            "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

            "Material Adverse Effect" means, when used with respect to the Company or any Subsidiary, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Company or its Subsidiaries, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Company or its Subsidiaries, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Company or its Subsidiaries, as the case may be, operate.

            "Material Subsidiary Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company and its Subsidiaries, of the type and nature that the Company is required to file with the Commission. "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

            "Market Value" shall have the meaning assigned to that term in
Section 7.03.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Person" or "person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

            "Regulation S" means Regulation S promulgated under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

            "Subsidiary" or "Subsidiaries" means GCI Caymans, Tianhu International Holding Limited, General Components Limited (Hong Kong) and General Components, Inc. (New Jersey).

            "Survival Period" shall have the meaning assigned to that term in
Section 7.01.

            "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

            "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Transaction Documents" means, collectively, this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

            "U.S." means the United States of America.

            "U.S. Person" has the meaning set forth in Regulation S.

      8.02 Accounting Terms. All accounting terms not specifically defined herein or in any of the Transaction Documents shall be construed in accordance with generally accepted accounting principles as applied in the United States of America ("GAAP") consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.01 No Waiver: Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      9.02 Amendments. Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Shares and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 9.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      9.03 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):


If to the Company:                       with a copy to:
General Components, Inc..                Loeb & Loeb LLP
Suite 2021, 20/F, TwoPacific Place       345 Park Avenue
88 Queensway, Hong Kong                  New York, NY 10154

Attention:  Mr. Simon Mu, President      Attention:  Mitchell S. Nussbaum, Esq.
Telephone No.:  852-2167 8298            Telephone No.:212-407-4000
                                         Facsimile No.:  212-407-4990

If to the Purchaser:                     with a copy to:
Huntleigh Investment Fund Limited        KMZ Rosenman
c/o Zetland Administration Limited,      575 Madison Avenue
13/F Silver Fortune                      New York, New York  10022
Plaza, 1 Wellington Street, Hong Kong    Attention:  Paul J. Pollock, Esq.
                                         Telephone No.:  212-940-8555
                                         Facsimile No.: 212-894-5511


      9.04 Costs, Expenses and Taxes. The Company shall pay $17,000 for fees and disbursements of counsel to the Purchaser incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters and transactions. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

      9.05 Effectiveness: Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and the respective successors and assigns; provided, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign all or any part of its rights and obligations hereunder to any person who acquires any Shares owned by the Purchaser. Any such assignment shall operate to release the Purchaser from its liabilities and obligations under this Agreement with respect to the Shares, as applicable, so sold or assigned. A person to whom all or a part of the Purchaser's rights are so assigned, whether by Purchaser or by a subsequent person, may, if so agreed to by the Purchaser, become a party to this Agreement, entitled to those rights and benefits set forth herein applicable to the Purchaser or such Shares. The foregoing is in addition to, and not in limitation of; all other rights, powers and privileges of the Purchaser.

      9.06 Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

      9.07 Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

      9.08 Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

      9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions.

      9.10 Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      9.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

      9.13 Transfer. Nothing in the Transaction Documents or the Shares shall restrict the right and ability of the Purchaser or its Affiliates to transfer, and the Purchaser is hereby granted the right to transfer any rights, power or privileges of or under the Transaction Documents or the Shares to its Affiliates. The foregoing is in addition to, and not in limitation of; all other rights, powers and privileges of the Purchaser.

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

                              GENERAL COMPONENTS, INC.


                              By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                              HUNTLEIGH INVESTMENT FUND LIMITED

                              By:
                                        ----------------------------------------
                                    Name:
                                    Title: